AMENDED AND RESTATED BYLAWS
                                       OF
                             AMERICAN SKIING COMPANY

                             Adopted: July 10, 2001

                                   ARTICLE I

                                      NAME

               Section 1. Name. The name of this corporation is stated in the Certificate of Incorporation, as amended by the Certificate of Ownership and Merger Merging American Skiing Company into ASC Delaware, Inc. filed with the Secretary of State of Delaware on or about October 8, 1999.

                                   ARTICLE II

                         REFERENCES, LOCATION AND SEAL

               Section 1. References. References in these Bylaws to the Certificate of Incorporation shall mean this corporation's Certificate of Incorporation as amended from time to time, as on file with the Secretary of State of Delaware. References in these Bylaws to the Delaware General Corporation Law and to particular sections of said Law are to said Law and said sections as amended from time to time. The headings of Articles and Sections in these Bylaws are for convenience only, and shall not be taken into account in construing these Bylaws.

               Section 2. Office and Location. The registered office of this corporation in Delaware and the municipality or other place in Delaware where it is located are set forth in the Certificate of Incorporation. The principal office and place of business of this corporation, within or without Delaware or Maine, shall be at such place as the Board of Directors shall from time to time fix.

               Section 3. Seal. The seal of this corporation shall be circular in form with the name of the corporation, the word "Delaware" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document, in which case such wafer seal affixed to such document shall be the corporate seal of this corporation thereon for all purposes provided by law. The Secretary shall have custody of the corporate seal and he or the Assistant Secretary may affix the same to documents requiring it and attest the same. The Secretary may permit the President or Assistant Secretary to keep a duplicate of the corporate seal.


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                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

               Section 1. Place. All meetings of shareholders shall be held at the registered office of the corporation or at such other place within or without Delaware as shall be fixed (i) by the Board of Directors, (ii) by the person or persons calling the meeting, or (iii) in waivers of notice of the meeting signed by all persons entitled to notice thereof.

               Section 2. Date of Annual Meeting. The annual meeting of shareholders shall be held on the third Monday of November in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., Local Time, or at such other hour as may be fixed by the President or Board of Directors, for the election of a Board of Directors, and for the transaction of such other business as may properly come before the meeting. The annual meeting of shareholders may likewise be held at any date and time fixed by the President or Board of Directors during a period of 30 days after the date hereinabove specified. If there shall be a failure for whatever reason to hold the annual meeting for a period of 30 days after the date hereinbefore specified, a substitute annual meeting of shareholders may be called by any person or persons entitled to call a special meeting of shareholders.

               Section 3. Call of Special Meetings. Special meetings of shareholders for any purpose or purposes may be called to be held at the date and time fixed in the call by the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors, or the holders of not less than 50% of the shares entitled to vote at the meeting.

               Section 4. Notice. Unless waived in the manner prescribed by law, written notice stating the place, day and time of the meeting and, in case of a special meeting or when otherwise required by the Delaware General Corporation Law, the purpose or purposes for which the meeting is called, shall be delivered within the time period prescribed in Section 222 of the Delaware General Corporation Law, either personally or by mail, by or at the direction of the President, Secretary, , or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, and to shareholders of record not entitled to vote when required by the Delaware General Corporation Law.

                                   ARTICLE IV

                           QUORUM AND VOTING OF SHARES

               Section 1. Quorum. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders.

               Section 2. Votes. Except as otherwise provided by the Delaware General Corporation Law, any corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote on the subject matter. In elections of Directors, those candidates who receive the greatest number of votes cast at the meeting by the holders of shares entitled to vote to elect Directors, even though not receiving a majority of the votes cast, shall be deemed elected.

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                                   ARTICLE V

                                   DIRECTORS

               Section 1. Number and Term. The number of Directors shall be fixed by resolution of the shareholders or the Board of Directors within the limits specified in the Certificate of Incorporation. The Directors shall be elected at the annual meeting of the shareholders, and each Director so elected shall hold office for one year and until the next succeeding annual meeting and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

               Section 2. Vacancies, Resignation and Removal. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, including newly created directorships created by an increase in the number of Directors, may be filled by a majority of the remaining Directors or by the sole remaining Director. Any Director may resign his office by delivering a written resignation to the President or Secretary.

               Section 3. Powers. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with the power to authorize any and all corporate action, except when shareholder action is specifically required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws.

               Section 4. Special Voting Requirements. For so long as the Stockholders (as defined in the Certificate of Designation authorizing the 12% Series C-1 Convertible Participating Preferred Stock of this corporation (the "Series C-1 Preferred Stock") (the "Series C-1 Certificate of Designation")) Beneficially Own (as defined in the Series C-1 Certificate of Designation) at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of this corporation's 15% Series C-2 Preferred Stock (the "Series C-2 Preferred Stock") that they own on the Issue Date (as defined in the Series C-1 Certificate of Designation) (as such number may be adjusted for stock splits, stock dividends and similar transactions), the corporation shall not take the actions listed in clauses (i) through (ix) below without the affirmative vote of at least one Stockholder Director or Series C-1 Preferred Director (as each such term is defined in the Series C-1 Certificate of Designation), either as part of the vote of the full Board of Directors or of the Executive Committee.

                        (i) Approval of an annual operating and capital budget, which shall include operating plans, detailed capital expenditure plans and a business plan (the "Budget"), which Budget will include, without limitation:

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                             (A)  detailed  operating  assumptions  relating to,
without limitation, (1) pricing, (2) expected skier visits, (3) an explanation of changes in operating cost from the prior year, (4) head-count and expected seasonal head-count, (5) departmental "sales, general and administrative" expenses, including marketing plans and related budgets, and (6) a detailed analysis of all required capital expenditures, including return on investment
analysis  and  a   prioritization   of  both  growth  and  maintenance   capital
expenditures;

                             (B)  planned  material  acquisitions,  divestitures
and other development decisions (1) involving more than $2,000,000 in the aggregate or (2) reasonably expected to have an impact of 5% or more on the corporation's consolidated revenues orearnings;

                             (C)  overall  corporate strategy, including actions
that involve repositioning the corporation, commencing new lines of business or significantly expanding lines of existing business (other than the skiing business) or making material investments in joint ventures or non-controlled operating companies;

                             (D)  requirements  for capital  in accordance  with
the Budget, including, without limitation, planned material financings (whether in the form of debt or equity), including (1) issuance of debt or equity securities, (2) entering into material new credit or financing agreements, (3) materially increasing lines of credit or making material changes in existing credit arrangements, (4) pledging material assets, (5) the payment of dividends on outstanding capital stock of the corporation and (6) any redemption or repurchase of capital stock of the corporation, other than (x) the redemption or repurchase of the Series C-1 Preferred Stock, the Series C-2 Preferred Stock or of this corporation's 8.5% Series B Convertible Participating Preferred Stock or Series D Participating Preferred Stock, and (y) redemptions in accordance with the terms of any equity incentive plan, agreement or other bonus, award or stock arrangement with respect to any directors, officers or other employees of this corporation (each such arrangement, an "Employee Plan"); and

                             (E)  a "materiality" standard for variations in the
Budget requiring Board of Directors' approval.

                        (ii) Significant executive personne decisions (other than terminations), including, without limitation, hiring decisions or decisions materially changing the compensation or responsibilities of the chief executive officer, the president, the chief operating officer, the chief financial officer or the general counsel of the corporation, or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc.

                        (iii) Material actions that are likely to affect the corporation's operating and strategic direction that are reasonably expected or likely to have an impact of 5% or more on the corporation's consolidated revenues or earnings.

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                        (iv)   Any amendment to the corporation's Certificate of
Incorporation or Bylaws.

                        (v) Any voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the corporation.

                        (vi) Initiation of material litigation other than with respect to any counterclaim made by the corporation in response to any claim made by a third party.

                        (vii) Any merger, consolidation or other business combination of the corporation with or into another person or entity or any sale of all or substantially all the assets of the corporation or any of ASC East, Inc., ASC West, Inc., ASC Utah, Inc. and American Skiing Company Resort Properties, Inc. or any other subsidiary of the corporation, whether existing now or created after the date of these Bylaws, that is material to the corporation and its subsidiaries, taken as a whole.

                        (viii) Material changes to or reduction in insurance coverage.

                        (ix) Material financing or capital markets activity not expressly provided in the Budget.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

               Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors, which shall be the Annual Meeting of the Board of Directors, shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Board of Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

               Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors, and shall be held at least four (4) times in each fiscal year commencing August, 2000. Unless action is to be taken with respect to the Certificate of Incorporation or Bylaws, no notice of such regular meetings shall be necessary.

               Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), President, Secretary or any other person or persons authorized by the Delaware General Corporation Law. The person or persons calling the special meeting shall fix the time and place thereof.



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               Section 4. Notice;  Generally.  Notice of each special meeting of the Board of Directors shall be given to each Director who has not signed a waiver of notice before or after the meeting. Notices of meetings of the Board of Directors shall be given by the Secretary or the person or persons calling the meeting. Neither the business to be transacted at nor the purpose of the meeting need be specified in the notice unless the Delaware General Corporation Law shall otherwise require. The giving of notice of a special meeting of the Board of Directors by or at the direction of the person or persons authorized to call the same shall constitute the call thereof.

               Section 5. Notice; When and How Given. Notice of meetings of the Board of Directors may be given by any of the following methods within the time period specified for that method:

                        (i) by depositing a copy of the notice in the United States mail, first class postage prepaid, addressed to the Director at his usual or last known business or residence address, at least 3 business days before the meeting;

                        (ii) by delivering a copy of the notice to a recognized overnight delivery or express service addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 2 business days before the meeting;

                        (iii) by delivering a copy of the notice in hand to the Director at least 24 hours before the meeting;

                        (iv) by reading or causing to be read the notice over the telephone to the Director at least 24 hours before the meeting;

                        (v) by sending a telegram containing the contents of the notice addressed to the Director at his usual or last known business or residence address at least 2 business days before the meeting;

                        (vi) by transmitting the contents of the notice by telecopy, fax or any other electronic means for the simultaneous or substantially simultaneous transmission of data to a telephone or other number held out by the Director as a numbermaintained by him for the receipt of the means of transmission selected at least 24 hours before the meeting; or

                        (vii) by sending a copy of the notice by any usual means of communication addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 3 business days before the meeting.

               Notice to any Director actually received by him at least 24 hours before the meeting shall be deemed sufficient, notwithstanding the method or means of communication selected or the time when sent. For the purposes of this Section, a "business day" is any day other than a Saturday, Sunday or legal holiday in Maine.





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                                  ARTICLE VII

                         EXECUTIVE AND OTHER COMMITTEES

               Section 1. Establishment; Authority. The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may designate from among its members an executive committee and other committees, each consisting of 2 or more Directors, and may delegate to such committee or committees any part or all of the authority of the Board of Directors, except as otherwise provided by Section 141(c)(2) of the Delaware General Corporation Law. Without limitation of the foregoing, no Employee Plan may be adopted or amended in any material respect without the approval of the compensation and stock bonus (or equivalent) committee, which approval must include the affirmative vote of at least one Stockholder Director or Series C-1 Preferred Director.

               Section 2. Procedures. Vacancies in the membership of a committee shall be filled by resolution adopted by a majority of the Directors then in office in accordance with the provisions set forth in Section 1 of this Article
VII. Committees shall keep minutes of their proceedings and report the same to the Board of Directors. Members of a committee may be removed from office, with or without cause, by resolution adopted by a majority of the Directors then in office. Any person or persons authorized to call a meeting of the Board of Directors, as well as the chairman of a committee or the committee itself, may call a meeting of a committee. Except as hereinbefore otherwise provided, so far as applicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of committees.

                                  ARTICLE VIII

                                    OFFICERS

               Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall be a President, a Chief Operating Officer and President-Resort Operations, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents (one of whom may be designated by the Board of Directors as the Executive Vice President), and one or more Assistant Secretaries and Assistant Treasurers.

               Section 2. When Chosen; Qualifications; Term; Removal. The Board of Directors at its initial meeting after the incorporation of the corporation and at each Annual Meeting thereafter shall elect said officers, who shall hold office until the next Annual Meeting of the Board of Directors and thereafter until their successors are chosen and have qualified, or until their earlier death, resignation or removal from office.

               The President (and any other officer which may at any time be deemed to be the chief executive officer, if the President is not so identified) may be removed only by the affirmative vote of at least (a) seven (7) directors, in the event that there are eleven (11) directors, (b) six (6) directors (including at least one director who is not related to Mr. Leslie Otten, the Stockholders, their respective affiliates, or to this corporation in any other




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capacity  than  his/her   capacity  as  a  director  of  this   corporation  (an
"Independent Director")) in the event that there are ten (10) directors, (c) two-thirds of the directors (including at least one Independent Director), in the event that there are fewer than ten (10) directors, or (d) a majority of the directors (including at least one Independent Director) in the event that there are more than eleven (11) directors.

               The President shall have sole authority to remove the chief operating officer, the chief financial officer or the general counsel of the corporation, or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc., but only after having sought (but not necessarily obtained) the approval of the Executive Committee and the Board of Directors at duly called meetings thereof.

               Section 3. Authority and Duties. Each officer shall have such authority and perform such duties as are set forth in the Delaware General Corporation Law or in these Bylaws, and as shall be determined from time to time by the Board of Directors. Each officer shall also have such authority and perform such duties as are usually incumbent upon his office except as the same may be limited from time to time by the Board of Directors.

               Section 4. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

               Section 5. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and of the Board of Directors at which he is present, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

               Section 6. Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in case of the absence or disability of the President, have the authority and perform the duties of the President. If the Board of Directors shall elect an Executive Vice President, it shall be presumed that he is the Vice President determined by the Board of Directors first to act in case of the absence or disability of the President.

               Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and record all the proceedings of the Board of Directors and the shareholders in a book or books kept for that purpose. The Secretary shall perform like duties for the executive committee. The Secretary or an Assistant Secretary may certify all votes, resolutions and actions of the shareholders and the Board of Directors and its committees.

               Section 8. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, have the authority and perform the duties of the Secretary.



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               Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit all such funds in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall keep or cause to be kept all books and records of account and shall prepare or cause to be prepared all financial statements required by the Delaware General Corporation Law, the Board of Directors or good accounting practices. The Treasurer shall render to the Board
of  Directors,   whenever   required,   accounts  of  all  corporate   financial
transactions and of the financial condition of the corporation.

               Section 10. Assistant Treasurers. Except as hereinbefore provided, the Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Treasurer, have the authority and perform the duties of the Treasurer.

                                   ARTICLE IX

                       VOTING SHARES OF OTHER CORPORATIONS

               Section 1. Voting Shares of Other Corporations. The Chairman of the Board of Directors, if any, the President, any Vice President, the Secretary, and the Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the President or the Secretary is authorized to execute and deliver in the name and on behalf of this corporation proxies appointing any one or more of the foregoing officers as the proxy agents of this corporation.

                                   ARTICLE X

                             LOST STOCK CERTIFICATES

               Section 1. Lost Stock Certificates. The Board of Directors may authorize, generally or in a specific case, the appropriate officers to execute and deliver a replacement certificate for shares of this corporation in substitution for any certificate for shares theretofore issued alleged to have been lost, destroyed or stolen. Unless waived by the Board of Directors, the officers executing the replacement certificate shall require the registered holder thereof to sign and swear to an affidavit of loss and indemnity agreement in such form as shall be prescribed by the Secretary. In addition, the Board of Directors may prescribe such other terms and conditions precedent to the issuance of replacement certificates, including without limitation the requirement of further indemnities and surety bonds or insurance policies, as it deems appropriate to protect the corporation and its officers and agents from any claim that may be made against it or them with respect to any such certificate alleged to have been lost, destroyed or stolen. The powers and duties of the Board of Directors prescribed in this ARTICLE X may be delegated in whole or in part to any registrar or transfer agent for this corporation.



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                                   ARTICLE XI

                      TRANSFERS AND REGISTRATION OF SHARES

               Section  1.  Stock   Transfer   Books.   Upon  surrender  to  the
corporation  or  the  transfer  agent  of  the   corporation  of  a  certificate
representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded in the original stock transfer books of the corporation, provided that the provisions of Article XV of these Bylaws respecting restrictions on transfers of shares have been complied with. The original issue of shares of this corporation shall likewise be recorded in the original stock transfer books of the corporation.

               Section 2. Registered Shareholders. The corporation shall be entitled to recognize the person or persons shown on its original stock transfer books as the owner of shares as the exclusive and only owner thereof for all purposes, including without limitation the right to (i) receive dividends and other distributions; (ii) vote (except as otherwise provided in the Delaware General Corporation Law); and (iii) examine lists, books, minutes or other materials relating to the corporation. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person not noted in its original stock transfer books, whether or not it shall have express or other notice thereof.

                                  ARTICLE XII

                                 INDEMNIFICATION

               Section 1. Definitions. For all purposes of this Article, (i) the term "Officer" (when capitalized, but not otherwise) shall mean any person who is or was a Director, the President, the Treasurer, or the Secretary of this corporation; (ii) the term "Employee" (when capitalized, but not otherwise) shall mean any other person (whether or not a common law employee) who is or was an officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise; and (iii) the term "Claimant" (when capitalized, but not otherwise) shall mean any Officer or Employee seeking indemnification under this Article.

               Section 2. Indemnification. This corporation shall in all cases indemnify any Officer, and shall have power exercisable by its Board of Directors as provided in Section 5 hereof to indemnify any Employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that the Claimant is or was an Officer or Employee, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by the Claimant in connection with such action, suit or proceeding if the Claimant:



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                        (i)     Acted in good faith and in a manner that, in the
Claimant's reasonable belief, was in or not opposed to the best interests of this corporation; or

                        (ii)    With   respect  to   any   criminal   action  or
proceeding, had no reasonable cause to believe that the Claimant's conduct was unlawful.

               The termination of any action, suit or proceeding by judgment, order or conviction adverse to the Claimant, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Claimant did not act in good faith and in a manner that, in the Claimant's reasonable belief ,was in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Claimant's conduct was unlawful.

               Section 3. Derivative Actions. The corporation shall indemnify any Officer, and shall have power exercisable by its Board of Directors as provided in Section 5 hereto to indemnify any Employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that the person is or was an Officer or Employee against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the Claimant acted in good faith and in a manner the Claimant reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Claimant shall have been adjudged to be liable to this corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Claimant is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

               Section 4. When Defense Successful. Any provisions of Sections 2, 3 or 5 hereof to the contrary notwithstanding, to the extent that a Claimant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 or 3, or in defense of any claim, issue or matter therein, the Claimant shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

               Section 5. Determination in Specific Cases. Any indemnification under Section 2 or 3 hereof, unless ordered by a court or required by Section 4 hereof, shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the Claimant is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 2 or 3 hereof, as applicable, and in the best interests of this corporation. Where such a case specific determination is required, that determination shall be made, with respect to a Claimant who is a director or officer of this corporation at the time of such determination, by the Board of Directors by a majority vote of the Directors who were not parties to the action, suit or proceeding, even though less than a quorum, or by a committee of




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such directors designated by a majority vote of such directors, even though less than a  quorum,  or if there  are no such  directors,  or if such  directors  so
direct,  by  independent  legal  counsel  in  a  written  opinion,   or  by  the
shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the Claimant may enforce the indemnification against this corporation by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

               Section 6. Advances of Expenses. Expenses incurred by or in behalf of a Claimant in defending a civil, criminal, administrative or investigative action, suit or proceeding (i) in the case of a Claimant who is an Employee may be authorized and paid by this corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 5 hereof that, based solely on the facts then known to those making the determination and without further investigation, such Claimant satisfies the standard of conduct prescribed by
Section 2 or Section 3 hereof, as applicable, and (ii) in the case of a Claimant who is an Officer shall in all cases be paid, as reasonably requested from time to time by the Officer, and in the case of an Employee, may (subject to clause
(i) of this Section 6) be paid, by this corporation in advance of the final disposition of the action, suit or proceeding upon receipt by this corporation, at the time of the initial advance, of a written undertaking by or on behalf of it to repay all amounts advanced if it is ultimately determined that the Claimant is not entitled to be indemnified by this corporation as authorized in this Article XII.

               The undertaking described in clause (ii) shall be an unlimited general obligation of the Claimant seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

               Section 7. Indemnification Not Exclusive. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which a Claimant may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Claimant's official capacity and as to action in another capacity while holding an office with this corporation, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such a person.

               Section 8. Enforceable By Separate Action. A right to indemnification required by this Article or established pursuant to the provisions of this Article may be enforced by a separate action against this corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

               Section 9. Miscellaneous. For purposes of this Article, (i) references to this "corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger; (ii) this corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him of his duties to




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this corporation also imposes duties on, or otherwise  involves services by, him to the plan or participants or beneficiaries of the plan; and (iii) excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines".

               Section 10. Amendment. Any amendment, modification or repeal of this Article shall not deny, diminish or otherwise limit the rights of any Claimant to indemnification or advances hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

                                  ARTICLE XIII

                                   FISCAL YEAR

               Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XIV

                             EXECUTION OF DOCUMENTS

               Section 1. Execution of Documents. Unless the Board of Directors, Executive Committee or shareholders shall otherwise generally or in any specific instance provide:

                        (i) Any bill, note or negotiable instrument may be signed or endorsed in the name and on behalf of this corporation in the ordinary course of business by the President or Treasurer, acting singly;

                        (ii) The President or Treasurer, acting singly, shall in the ordinary course of business have authority to sign or endorse in the name and on behalf of this corporation all checks and other orders for the payment of money drawn on any bank or trust company;

                        (iii) The President or Treasurer, acting singly, shall have authority to make, in the name and on behalf of this corporation, all contracts in the ordinary course of business; and

                        (iv) Any other instrument, document, deed, bill of sale or other writing of whatever nature to be executed in the ordinary course of business may be executed in the name and on behalf of this corporation by the President or Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.



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               Section 2. Assistants.  Vice Presidents and Assistant  Treasurers
shall not have the authority provided in Section 1 unless granted by the Board of Directors generally or in any specific instance.

                                   ARTICLE XV

                              AMENDMENTS TO BYLAWS

               Section 1.  Amendments.  Subject to the  provisions of Article V,
Section 4, the Board of Directors shall have the power to alter, amend or repeal these Bylaws, and to adopt new Bylaws, provided that the notice, unless notice shall be duly waived, of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new Bylaw or amendment or Bylaw to be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further that the shareholders may amend or repeal a Bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the Bylaw provision thus amended or repealed by the shareholders.




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